UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2013

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 12, 2013, Advanced Cell Technology, Inc. (the “Company”) issued a press release announcing that it has entered into an employment agreement (the “Agreement”) with Eddy Anglade. Dr. Anglade’s employment with the Company is expected to begin on January 6, 2014.

Under the Agreement, Dr. Anglade will serve as Executive Vice President of Clinical Development of the Company. Dr. Anglade’s base annual salary will be $366,000. He will also be eligible to receive annual incentive compensation targeted at 25% of his base salary, with the actual amount of such bonus, if any, to be determined by the Board of Directors or the Compensation Committee. Dr. Anglade will also be entitled to monthly payments of $3,000 for one year, to defray expenses related to travel from New Jersey to Marlborough, Massachusetts.

As contemplated by the Agreement and subject to approval by our Board of Directors, Dr. Anglade will receive options under Advanced Cell Technology, Inc. stock option plans to purchase 10,000,000 shares of the Company’s common stock at the fair market value on the award date. Twenty-five percent of the options will vest on each anniversary of the award date, with the options becoming fully vested on the fourth anniversary of the award date, provided that Dr. Anglade is a Company employee on the applicable vesting date.

The Agreement provides further that, if Dr. Anglade is terminated without cause, or if he quits for good reason, he will be entitled to severance benefits of an amount equal to twelve (12) months of his base salary and continuation of coverage under the Company’s group health plan for up to twelve (12) months to the extent authorized by and consistent with COBRA, so long as Dr. Anglade copays premium amounts at the active employees’ rate. If, within twelve (12) months following a change in control, Dr. Anglade is terminated without cause or he quits for good reason, then he will be entitled to severance as follows: a lump-sum cash payment equal to twelve (12) months of his base salary; continuation of coverage under the Company’s group health plan for up to twelve (12) months to the extent authorized by and consistent with COBRA, so long as Dr. Anglade copays premium amounts at the active employees’ rate; and 100% acceleration of vesting on all outstanding stock options and other stock-based awards.

The press release announcing Dr. Anglade’s hiring is attached hereto as Exhibit 99.1. The foregoing description of the Agreement is qualified in its entirety by reference to the available text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 (or as an exhibit to an earlier filing).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2013	Advanced Cell Technology, Inc.

	By:	/s/ Gary H. Rabin
Gary H. Rabin
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of December 12, 2013

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